 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.02    Termination of a Material Definitive Agreement.

On January 4, 2021, Evolus, Inc. (the “Company”) and Oxford Finance LLC (“Oxford”) entered into a letter agreement (the “Payoff Letter”), pursuant to which (i) on January 4, 2021, the Company paid Oxford $76,447,070.75 (the “Payoff Amount”) to discharge in full all outstanding obligations, included accrued interest, under that certain Loan and Security Agreement, dated as of March 15, 2019, by and between Oxford, in its capacity as collateral agent and lender, and the Company (as amended, the “Loan Agreement”), and (ii) effective upon such repayment, the Loan Agreement, and all unfunded commitments thereunder, guarantees and other security interests granted to Oxford in connection with the Loan Agreement and all other obligations of and restrictions on the Company under the Loan Agreement, terminated.

As a condition to entering into the Payoff Letter, Oxford agreed to waive a total of approximately $4.3 million of fees comprised of (i) approximately $2.8 million of the Final Payment (as defined under the Loan Agreement) and (ii) the prepayment fee of $1.5 million otherwise payable pursuant to the terms of the Loan Agreement. In addition, as a result of entering into the Payoff Letter, the Company is no longer obligated to pay more than $16 million in interest it would have otherwise incurred over the remaining life of the loan (through March 2024).

A copy of the Payoff Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Payoff Letter is qualified in its entirety by reference to such exhibit.

Item 2.02    Results of Operations and Financial Condition.

The Company announced its preliminary, unaudited cash, cash equivalents and short-term investments were approximately $107 million as of December 31, 2020. Such balances are preliminary and are subject to revision until the Company reports its full financial results for the fourth quarter and full year of 2020.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Payoff Letter, dated January 4, 2021, from Oxford Finance LLC to Evolus, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: January 5, 2021	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer